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                                                                    Exhibit 99.1


                          NEWS NEWS NEWS NEWS NEWS NEWS

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                                                  [LOGO] First Financial Bancorp



September 22, 2004




                      FIRST FINANCIAL BANCORP NAMES NEW CEO

HAMILTON, Ohio - Bruce E. Leep, chairman of the board of First Financial Bancorp (Nasdaq: FFBC), announced today that the board of directors has chosen a new president and chief executive officer.

Claude E. Davis, 43, who is currently a senior vice president at the $5.1 billion Irwin Financial Corporation (NYSE: IFC) and chairman of Irwin Union Bank and Trust in Columbus, Indiana, will join First Financial Bancorp on October 1, 2004, as president, chief executive officer, and a member of the board of directors.

Leep, who has been serving as interim president and chief executive officer of First Financial Bancorp, said, "ON BEHALF OF THE BOARD OF DIRECTORS, I HEARTILY ENDORSE THE SELECTION OF CLAUDE DAVIS AS THE SENIOR EXECUTIVE FOR OUR COMPANY. HE HAS A STRONG AND DIVERSE BACKGROUND IN A BANKING ORGANIZATION WITH MARKETS AND COMMUNITIES THAT ARE SIMILAR TO THOSE FIRST FINANCIAL BANCORP SERVES."

Davis said, "I AM EXCITED TO HAVE THE OPPORTUNITY TO LEAD FIRST FINANCIAL BANCORP AS ITS CEO. I LOOK FORWARD TO WORKING WITH THE STAFF AND THE BOARD TO DEVELOP AND EXECUTE A STRATEGY THAT WILL CAPITALIZE ON THE STRENGTHS OF BANCORP TO EXPAND THE BUSINESS AND REALIZE IMPROVED PROFITABILITY."

After graduating from Butler University in Indianapolis with a bachelor's degree in accounting, Davis earned the designation of certified public accountant. He spent four years on the audit staff of Coopers & Lybrand, a public accounting firm. In 1987, he joined Irwin Financial Corporation and Irwin Union Bank (the company's lead bank) as vice president and controller. During his 17 years with the corporation, he has taken on increasing responsibilities in sales management, finance, information technology, and operations.

Davis was named president of Irwin Union Bank in January of 1996 and served in that capacity until 2003 when he was named to his current role. Under his leadership, Irwin

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Union Bank expanded its market presence through a de novo expansion program to
20 markets in 9 states. This expansion produced more than 20 percent annual growth rates in loans and deposits.

In addition to serving on the board of trustees of Butler University, Davis serves on the boards of the Federal Home Loan Bank of Indianapolis, the Indiana Bankers Association, and the Irwin Financial Foundation. He has also served in leadership positions with the Columbus Area Chamber of Commerce, the Columbus Area Arts Council, Big Brothers Big Sisters of Columbus, and other community and state organizations.

With assets of $3.9 billion, First Financial Bancorp is a publicly traded bank holding company with 6 banking affiliates in Ohio, Michigan, Kentucky, and Indiana with a total of 106 retail banking centers. The holding company's non-banking affiliates are First Financial Capital Advisors LLC and First Financial Bancorp Service Corporation. Insurance services are offered through Flagstone Insurance and Financial Services.


                                                         First Financial Bancorp
                                                                    P.O. Box 476
                                                              Hamilton, OH 45012
                                           Analyst Contact: C. Douglas Lefferson
                                                                    513-867-4993
                                                      doug.lefferson@ffbc-oh.com
                                                   Media Contact: Cheryl R. Lipp
                                                                    513-867-4929
                                                        cheryl.lipp@comfirst.com
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